Exhibit 99.1

NEWS RELEASE	Contact: Kevin Wolf @Road Corporate Communications (650) 270-3023 kwolf@road-inc.com

@Road® Announces General Availability of Mobile Resource Management Services
Using the AT&T Wireless GPRS Network

High-speed Wireless Data Transmissions Enable Faster and More Powerful MRM
Applications

FREMONT, Calif.—(BUSINESS WIRE)—April 10, 2003— @Road (Nasdaq: ARDI), a leading provider of location-enhanced wireless Internet solutions for mobile resource management (MRM), today announced the general availability of its MRM service offering using AT&T Wireless’ high-speed GPRS (General Packet Radio Service) network. Early subscribers to the @Road services using the AT&T Wireless GPRS network have experienced increased data transmission rates, enhanced security capabilities and wide geographic coverage.

“This new offering provides an important infrastructure improvement for our customers, particularly those with large mobile workforces and those transmitting large data volumes to and from the field,” said Krish Panu, CEO of @Road. “Additionally, we are in a position to both leverage the attributes of the AT&T Wireless GPRS network when providing other new services, such as process and workflow exceptions and alerts from the field, as well as manage our internal cost of service with more attractively-priced wireless airtime.”

Under the terms of the agreement, @Road will resell wireless data services on AT&T Wireless’ next-generation GPRS network bundled with @Road’s MRM services to its customers. The agreement also provides network access to subscribers who roam into Canadian areas covered by Rogers AT&T. Other terms of the agreement were not disclosed.

@Road services include a comprehensive set of mobile resource management tools, reports and maps delivered on a hosted basis. @Road services are enabled by a variety of devices deployed to the field and provide users several access methods. Underlying the services is the @Road LocationSmart™ technology platform, which combines high-speed transaction processing, wireless connectivity and the global positioning system (GPS) satellite network with software applications and the Internet. @Road services are designed to improve the productivity of a customer’s mobile resources, enhance the efficiency of the customer’s overall operations, decrease the costs of its field activities and improve the delivery of service to its end-customers.

For more information about @Road MRM services, please call your @Road sales representative or visit the @Road Web site at www.atroad.com.

About @Road

@Road (Nasdaq: ARDI) is a leading provider of mobile resource management (MRM) services, a rapidly growing category of productivity solutions integrating location technologies, wireless communications, transaction processing, software applications and the Internet to help companies better manage mobile workers. Any size organization, in any industry or public sector, in which improving the productivity of mobile workers has an impact on revenue, expenses, customer service and competitive advantage, will benefit from @Road MRM services. Because @Road offers MRM services on a hosted basis, customers avoid expensive and complex software and IT infrastructure investments. Since @Road delivers services using a pay-as-you-go subscription model, customers experience an immediate and measurable return-on-investment.

@Road delivers its MRM services to over 90,000 mobile workers in North America every day. The company has headquarters in Fremont, CA, and secure networked data centers on both U.S. coasts. For more information, visit the @Road web site at www.atroad.com.

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Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the ability of @Road to successfully deliver and support the services described in this press release, dependence of @Road on the AT&T Wireless GPRS network and other wireless networks, mobile data systems technology, network infrastructure and positioning systems owned and controlled by others, and general economic and political conditions. Further information regarding these and other risks is included in the @Road Report on Form 10-K dated March 31, 2003 and in its other filings with the Securities and Exchange Commission. @Road undertakes no obligation to update the forward-looking statements contained in this press release.

@Road is a registered trademark of At Road, Inc. The @Road logo and LocationSmart are trademarks of At Road, Inc. All other trademarks and/or service marks are the property of their respective owners.